Exhibit 10.16

Execution Version

SHAREHOLDER UNDERTAKING AGREEMENT

Dated as of April 20, 2012

among

NII HOLDINGS, INC.
as Parent,

CHINA DEVELOPMENT BANK CORPORATION
as Sinosure Administrative Agent,

and

CHINA DEVELOPMENT BANK CORPORATION
as Non-Sinosure Administrative Agent

Table of Contents
Page
SECTION 1. Definitions and Rules of Interpretation 2
1.1 Definitions2
SECTION 2. Interest in the Borrower 3
2.1 Negative Pledge 3
2.2 Share Retention 3
2.3 Further Assurances 3
SECTION 3. Covenants of the Parent 4
SECTION 4. Representations and Warranties 4
SECTION 5. Miscellaneous 5
5.1 Successors and Assigns; Assignments5
5.2 Amendments, Etc. 6
5.3 Expenses, Etc.6
5.4 Notices6
5.5 No Waiver; Remedies Cumulative7
5.6 Counterparts7
5.7 WAIVER OF JURY TRIAL7
5.8 Governing Law; Submission to Jurisdiction; Venue7
5.9 Severability8

SHAREHOLDER UNDERTAKING AGREEMENT (this “Agreement”), dated as of April 20 , 2012, among (i) NII HOLDINGS, INC., a Delaware corporation (the “Parent”), (ii) CHINA DEVELOPMENT BANK CORPORATION, as administrative agent (in such capacity, together with its successors and assigns, the “Sinosure Administrative Agent”), for the benefit of the Lenders under the Sinosure Credit Agreement (as defined below) and (iii) CHINA DEVELOPMENT BANK CORPORATION, as administrative agent (in such capacity, together with its successor and assigns, the “Non-Sinosure Administrative Agent”, and together with the Sinosure Administrative Agent, the “Administrative Agents”, and each, an “Administrative Agent”), for the benefit of the Lenders under the Non-Sinosure Credit Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Parent indirectly owns all of the Equity Interests in the Borrower;

WHEREAS, the Borrower intends to borrow up to five-hundred million US Dollars (US $500,000,000) under (a) the two-hundred fifty million US Dollar (US $250,000,000) credit agreement dated of even date hereof among the Borrower, the Guarantors party thereto, and the Financing Parties party thereto, which credit facility is supported by the Sinosure Insurance (the “Sinosure Credit Agreement”) and (b) the two-hundred fifty million US Dollar (US $250,000,000 )credit agreement dated of even date hereof among the Borrower, the Guarantors party thereto, and the Financing Parties party thereto ( the “Non-Sinosure Credit Agreement”, and together with the Sinosure Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”);

WHEREAS, the Parent acknowledges that it will, indirectly through the Borrower, derive substantial benefit from the extensions of credit to the Borrower by the Lenders as set forth in each Credit Agreement; and

WHEREAS, it is a condition precedent to the making of the Loans by the Lenders under each Credit Agreement that the Parent shall have executed and delivered this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above and in order to induce the Lenders to make the Loans to the Borrower under each Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions and Rules of Interpretation.

1.1 Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to such terms in Appendix A to each Credit Agreement and the Rules of Interpretation set forth in Appendix A to each such Credit Agreement shall apply hereto.

In this Agreement:

“Administrative Agents ” has the meaning given to such term in the preamble to the Agreement.

“Credit Agreements ” has the meaning given to such term in the recitals to this Agreement.

“Non-Sinosure Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Non-Sinosure Credit Agreement” has the meaning given to such term in the recitals to this Agreement.

“Parent” has the meaning given to such term in the preamble of this Agreement.

“Process Agent” shall have the meaning provided for in Section 5.8 (c) hereof.

“Sinosure Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Sinosure Credit Agreement” has the meaning given to such term in the recitals to this Agreement.

SECTION 2. Interest in the Borrower.

2.1 Negative Pledge.

The Parent shall not (and shall procure that none of its Subsidiaries shall), directly or indirectly, for so long as any obligation remains outstanding to any Financing Party under any Credit Agreement or any other Financing Document, create or permit to subsist any Lien on or against or with respect to any Equity Interests held by it (either directly or indirectly through its Subsidiaries), unless:

(a)	such Lien is also created in favor of the Lenders on a pari passu basis; or

(b)	such Lien is created with the prior written consent of each Administrative Agent.

2.2 Share Retention.

The Parent, for so long as any obligation remains outstanding to any Financing Party under any Credit Agreement or any other Financing Document, (i) shall hold directly or indirectly through its Subsidiaries no less than fifty (50%) plus one (1) share of the aggregate Equity Interests and (ii) shall not (and shall procure that none of its Subsidiaries shall) dispose (or permit the disposal of) any Equity Interests if such disposal would result in a Change of Control.

2.3 Further Assurances.

The Parent shall (and shall procure that its Subsidiaries shall) promptly do all such acts and execute all such documents (including the execution of any share pledges, mortgages, delivery of any notices and instructions and the making of all filings and registrations) as each Administrative Agent may specify from time to time to (i) establish, perfect, protect and maintain any Lien and other rights and remedies created or intended to be created under Section 2.1 (a)(i) hereof in favor of the Lenders and (ii) carry out more effectively the intent and purpose of this Agreement.

SECTION 3. Covenants of the Parent.

The Parent shall not (and shall procure that none of its Subsidiaries shall), without the prior written consent of each Administrative Agent, (i) amend, vary, novate, supplement, supersede, waive or terminate any term of the Master Supply Agreement or any other document delivered by the Parent pursuant to this Agreement or any other Financing Document except to the extent that such amendment, variation, novation, supplement, supersession, waiver or termination could not have or could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect and each Administrative Agent has been promptly notified, (ii) agree to or permit the cancellation, suspension or termination of the Master Supply Agreement (other than termination in accordance with its terms) or (iii) sell, assign or otherwise dispose of any part of its interest in the Master Supply Agreement.

SECTION 4. Representations and Warranties.

The Parent makes the following representations and warranties on the date of this Agreement and on each Closing Date, which representations and warranties shall survive the execution and delivery of this Agreement and the representations and warranties made in sub-clauses (a), (b), (c), (e) and (g) of this Section 4.1 shall be deemed repeated as of each Interest Payment Date with reference to the facts and circumstances then existing;

(a)It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly authorized and qualified to do business and is in good standing in the jurisdiction of its incorporation.

(b) The execution, delivery and performance by it of this Agreement (i) have been duly authorized by all necessary corporate action and all Governmental Approvals necessary in connection with the execution, delivery and performance of this Agreement have been obtained and are in full force and effect or will be duly and timely obtained as and when necessary, (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of its Charter Documents, (B) any applicable Law or (C) any contract, loan, agreement, indenture, mortgage, guarantee, deed of trust, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hearafter acquired by it (other than the Lien which may be created under Section 2.1 hereof).

(c) This Agreement has been duly executed and delivered by it, is in full force and effect and is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent the enforcement hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general principals of equity.

(d) As of the Signing Date, the Parent owns, indirectly through its Subsidiaries, one-hundred percent (100%) of the Equity Interests in the Borrower and the Equity Interests are fully paid up and free of any Lien.

(e) No consent, authorization or approval of or exemption by or filing or registration with any Governmental Authority or any other Person is required for or in connection with (i) the execution, delivery or performance of this Agreement or (ii) for the exercise by the Administrative Agent of any of the rights or remedies provided for herein.

(f) The choice of governing law of this Agreement will be recognized and enforced in the relevant jurisdictions and any judgment obtained in relation to this Agreement in the jurisdiction of the governing law of this Agreement will be recognized and enforced in the relevant jurisdictions.

(g) There is no action, suit, bankruptcy proceeding, other legal proceeding, arbitral proceeding, inquiry or investigation pending against the Parent or, to the best of its knowledge, threatened against it, by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of its knowledge, threatened against it, that, if adversely determined, could have, individually or in the aggregate, a Material Adverse Effect.

(h) It has filed or caused to be filed all tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable by it on such returns or on any assessment received by it, except to the extent that any such Taxes are being diligently contested in good faith and by proper proceedings and as to which adequate reserves have been provided. There is no action, suit, proceeding, investigation, audit, or tax-related claim now pending or, to the best of its knowledge that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) No liability for any tax will be incurred by it as a result of the execution, delivery or performance of this Agreement the consummation of the transactions contemplated hereby or thereby and it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in the jurisdiction of its incorporation or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to this Agreement or the transactions contemplated by this Agreement.

SECTION 5. Miscellaneous.

5.1 Successors and Assigns; Assignment.

(a)This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

(b)The Parent may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Administrative Agent (in each case, at the instructions of the Required Lenders under the relevant Credit .Agreement).

5.2 Amendments, Etc.

This Agreement may not be amended, supplemented, modified, changed, varied or waived in any manner whatsoever except in a writing duly signed by the Parent and the Administrative Agent (in each case, acting on the instructions of the Required Lenders under the relevant Credit Agreement).

5.3 Expenses, Etc.

The Parent agrees to pay on demand to each Administrative Agent all costs and expenses of collection (including, without limitation, Attorney Costs) incident to the enforcement, protection or preservation of any right or claim of such Administrative Agent under this Agreement against any of the Parent or its Subsidiaries as a result of a breach or violation of this Agreement by the Parent or its Subsidiaries.

5.4 Notices.

(a)All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission or e-mail) and faxed, sent or delivered, to the address, e-mail or facsimile number specified for notices on the applicable signature page hereof or to such other address, e-mail or facsimile number as shall be designated by such party in a written notice to the other parties hereto.

(b)All such notices, requests and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to any Administrative Agent shall not be effective until actually received by such Administrative Agent. Unless each Administrative Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that is such notice or other communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)The Parent acknowledges and agrees that any agreement of an Administrative Agent to receive certain notices by telephone, e-mail and facsimile is solely for the convenience and at the request of the Parent. Each Administrative Agent shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Parent to give such notice and no Administrative Agent shall have any liability to the Parent or any other Person on account of any action taken or not taken by any Administrative Agent in reliance upon such telephonic, e-mail or facsimile notice.

(d)All notices, requests and other communications hereunder shall be in the English language.

5.5 No Waiver; Remedies Cumulative.

No failure or delay on the part of any Administrative Agent or any other Financing Party in exercising any right, power, remedy or privilege hereunder and no course of dealing between the Parent, on the one hand, and any Administrative Agent or any other Financing Party, on the other hand, shall operate as a waiver thereof, no shall any single or partial exercise of any right, power, remedy or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege hereunder. No notice to or demand on the Parent in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Financing Party to take any other or further action in any circumstances without notice or demand. All rights, powers, privileges and remedies, either under this Agreement, any Credit Agreement or any other Financing Document or pursuant to any applicable Law or otherwise afforded to any Administrative Agent or any Financing Party shall be cumulative and not alternative.

5.6 Counterparts.

This Agreement may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any other document or instrument delivered in connection herewith by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

5.7 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENTS TO ENTER INTO THIS AGREEMENT.

5.8 Governing Law; Submission to Jurisdiction; Venue.

(a)THIS AGREEMENT SHALL BE GOVEREND BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREFORE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)Each Party hereby submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the courts of the State of New York sitting in the County of New York or any appellate courts of any of them, for the purposes of any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby. Each party hereto hereby expressly and irrevocably waives, to the fullest extent permitted by applicable Law, the jurisdiction of any other courts to which it may be entitled, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction, including, without limitation, the State of Delaware, by suit on judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c)The Parent hereby irrevocably appoints CT Corporation System ( the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on the Parent and shall be legal and binding upon it for all purposes notwithstanding any failure to mail copies of such legal process to it, or any failure on the part of the Parent to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law. To the extent permitted by applicable law, the Parent further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to it at the address referenced in Section 5.4 hereof, such service to be effective upon the date indicated on the postal receipt returned from the Parent.

(d)The Parent agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the even to that for any reason the agent mentioned above shall not serve as agent for it to receive service of process in the State of New York on its behalf, the Parent shall promptly appoint a successor satisfactory to each Administrative Agent (in each case, acting on the instructions of the Required Lenders under the relevant Credit Agreement) so to serve, advise each Administrative Agent (in each case, acting on the instructions of the Required Lenders under the relevant Credit Agreement) thereof, and deliver to each Administrative Agent (in each case, actin on the instructions of the Required Lenders under the relevant Credit Agreement) evidence in writing of the successor agent’s acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. § 1608.

5.9 Severability.

Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition on unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

* * *

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

NII HOLDINGS, INC., as Parent

By:     /S/ GOKUL V. HEMMADY
Name:     Gokul V. Hemmady
Title:     EVP, CFO, Chief Transformation Office

Address for Notices:
Address: 1875 Explorer Street, Suite 1000
Reston, VA 20190
Attention: Chief Commercial Counsel
Telephone: +1 (703) 547 5217
Facsimile No.: +1 (703) 390 7170
Email:financial.operations@nextel.com.br

WITNESSES

1.    /S/ NORMA ACUS
Name:     Norma Acus
ID:

2.     /S/ SONIA M. DAVILA
Name:     Sonia M. Davila
ID:

CHINA DEVELOPMENT BANK CORPORATION, as Sinosure Administrative Agent

By:     /S/ GAN HAIYAN
Name:     Gan Haiyan
Title:     Director General

Notice Address:
Address: 14th Floor, CITIC Tower, No. 1093
Shennan Zhong Road,
Shenzhen 518031, Guangdong Province
China
Attention: Che Nan
Telephone No.: +86 (755) 2594 2783
Facsimile No.: +86 (755) 2598 7725
Email: chenan@cdb.com.cn

CHINA DEVELOPMENT BANK CORPORATION, as Non-Sinosure Administrative Agent

By:     /S/ GAN HAIYAN
Name:     Gan Haiyan
Title:     Director General

Notice Address:
Address: 14th Floor, CITIC Tower, No. 1093
Shennan Zhong Road,
Shenzhen 518031, Guangdong Province
China
Attention: Che Nan
Telephone No.: +86 (755) 2594 2783
Facsimile No.: +86 (755) 2598 7725
Email: chenan@cdb.com.cn